SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K (AMENDMENT TO)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 1996
(Date of earliest event reported)

DEUTSCHE FLOORPLAN RECEIVABLES, L.P.
(Exact name of registrant as specified in its amended charter)

Delaware                 				 33-70814  		 88-0310100
(State or other jurisdiction	(Commission		(IRS Employer
of incorporation)	             File Number identification No.)

655 Maryville Centre Drive
St. Louis, Missouri					63141-5832
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(314) 523-3000

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Item 5.	Other Events.

On November 15, 1996 Deutsche Floorplan Receivables Master Trust made the distributions to Certificateholders contemplated by the Pooling and Servicing Agreement dated as of December 1, 1994 as amended and restated as of March 1, 1994 as further amended as of January 24, 1996 and as amended and restated as of October 1, 1996 (the "Agreement"), among Deutsche Floorplan Receivables, L.P. as Seller, Deutsche Financial Services Corporation as Servicer and The Chase Manhattan Bank as Trustee, as supplemented by Copies of the monthly Certificateholders' Statements for such distributions are being filed as Exhibits 1 and 2 to this Current Report on Form 8-K.

Item 7.(c).	Exhibits.

Exhibit	Description

Ex-1		Series 1991-1 and 1996-1 Compliance/Statistical
    		Reporting for period ending 11/30/96.
Ex-2		Distribution Date Statement for Collection Period
		    ending 11/30/96.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEUTSCHE FLOORPLAN RECEIVABLES, L.P.
(Registrant)

By:  		Deutsche Floorplan Receivables, Inc.
     		General Partner
Date:		March 10, 1997
By:		  /s/ Richard H. Schumacher
Name:		Richard H. Schumacher
Title:	President and Treasurer

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